 Exhibit 1
Reporting Persons: CDR-Cookie Acquisition, L.L.C.
      Clayton, Dubilier & Rice Fund VI Limited Partnership
      CD&R Associates VI Limited Partnership
      CD&R Investment Associates VI, Inc.
Issuer Name: COVANSYS CORPORATION -- CVNS
Address: 1403 Foulk Road, Suite 106
Wilmington, DE 19803
Statement for: July 2, 2007
SIGNATURES:
CDR-COOKIE ACQUISITION, L.L.C.
By: /s/ David H. Wasserman
Name: David H. Wasserman
Title: Vice President
CLAYTON, DUBLIER & RICE FUND VI
LIMITED PARTNERSHIP
By: CD&R Associates VI Limited Partnership,
its general partner
By: CD&R Investment Associates VI, Inc.
its managing general partner
By: /s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer, and
                                 Assistant Secretary
CD&R ASSOCIATES VI LIMITED PARTNERSHIP
By: CD&R Investment Associates VI, Inc.,
its managing general partner
By: /s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer, and
                           Assistant Secretary
CD&R INVESTMENT ASSOCIATES VI, INC.
By: /s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer, and
                 Assistant Secretary

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#22412446 v1 - Form 4 Signature Page Exhibit I.txt